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                                    EXHIBIT 4

THIS DEBENTURE AND THE SHARES OF COMMON STOCK OF SONUS COMMUNICATION HOLDINGS, INC., A DELAWARE CORPORATION (THE "BORROWER") INTO WHICH THIS DEBENTURE MAY BECOME CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

No.

                       SONUS COMMUNICATION HOLDINGS, INC.

                      8% SUBORDINATED CONVERTIBLE DEBENTURE

                                          June 18, 2000
                                          New York, New York


$

      FOR VALUE RECEIVED, Sonus Communication Holdings, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of ___________________ _______________________ with an address at ("Lender") the principal sum of
___________________ Dollars ($_______________), together with interest accrued thereon at an interest rate equal to eight percent (8%) per annum. This Debenture ("Debenture") will mature and become fully due and payable, including accumulated interest, on the earlier of one year from the date hereof or upon the completion of an equity financing of $500,000 or more. Anything to the contrary herein notwithstanding, no payment of principal or interest shall be required to be made by Borrower in the event this Debenture is converted into shares of common stock of the Borrower (the "Common Stock") in accordance with the terms of this Debenture.

      Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America to the Lender at the address above indicated.

      Any amount of principal hereof which is not paid when due shall bear interest from the day when due until such principal amount is paid in full, payable on demand after ten (10) days prior written notice, at an interest rate equal at all times to eight percent (8%) per annum.

      This Debenture is one of a series of Debentures, which are identical but for principal amounts, issued by the Borrower as part of investment units offered and sold by the Borrower, and which Debentures are denoted as the 8% Subordinated Convertible Debentures of Borrower.

      Any reference herein to the subsidiaries of the Borrower shall include both Sonus Communications, Inc., a Virginia corporation, and Empire One Telecommunications, Inc., a Delaware corporation.

      This Debenture and the provisions hereof are to be construed according to, and are governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, and this Debenture is further subject to the following additional provisions:

      1. Events of Default. (a) If one or more of the following events (herein called "Events of Default") shall have occurred and be continuing, that is to say:

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            (i) If the Borrower shall default in the payment of the principal or interest of any Debenture after the same shall become due and payable, and such default shall not have been remedied within thirty (30) days after written notice thereof to Borrower; or

            (ii) If the Borrower or any of its subsidiaries shall (1) commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the U.S. Bankruptcy Code, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) make a general assignment for the benefit of creditors; or (5) be unable, and admit in writing that it is unable, to pay its debts as they mature; or (6) have any of the foregoing proceedings commenced against it by a third party and such proceeding or proceedings are not vacated within ninety (90) days;

then the holder of this Debenture may, at any time thereafter, at its option by written notice to the Borrower, declare the principal and all accrued interest thereon to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or notice, all of which are hereby waived by the Borrower.

            (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of Lender in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of any holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. In case of any Event of Default, Borrower will reimburse the Lender for its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder.

      2.  Conversion or Cash Payment.

            (a) Conversion or Cash Payment Upon the Closing of a Qualified Equity Financing. Upon the completion of an equity financing of $500,000 or more (a "Qualified Equity Financing") in which the Common Stock (the "Common Stock") of the Borrower is sold, occurring after the date of this Debenture (the date of such closing of the Qualified Equity Financing hereinafter referred to as the "Conversion Date"), all outstanding principal hereof, as well as all accrued interest on this Debenture (the "Outstanding Amount"), at the discretion of the Lender, shall either be:

                  (i) converted into such number of shares of Common Stock (the "Conversion Shares") as is equal to the quotient obtained by dividing (A) the Outstanding Amount by (B) the price per share of Common Stock in the Qualified Equity Financing (the "Equity Financing Price"), rounded to the nearest whole share, and the issuance of such shares upon conversion shall be upon the terms and subject to the conditions applicable to the shares sold in the Qualified Equity Financing; or

                  (ii) shall immediately become due and payable to the Lender in lawful money of the United States of America.

            (b) Conversion or Cash Payment Upon Maturity. Upon the expiration of one year from the date of issuance of this Debenture ("Maturity"), provided this Debenture has not been converted or paid, the Lender must elect either;

                  (i) to convert this Debenture into that amount of the Borrower's Common Stock as is equal to the quotient obtained by dividing (A) the Outstanding Amount by (B) $1.35 (the "Conversion Price"); or

                  (ii) return this Debenture for complete payment of the Outstanding Amount in lawful money of the United States;

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and upon receipt by the Borrower of written notice indicating the Lender's determination under this Section 2(b), the Borrower shall take all necessary actions to perform in accordance with such determination.

            (c) Mechanics and Effect of Conversion. No fractional shares of the Borrower's Common Stock will be issued upon conversion of this Debenture under subsections (a)(i) or (b)(i) of this Section 2. In lieu of any fractional share to which the Lender would otherwise be entitled, the Borrower will pay to Lender in cash the amount of the unconverted portion of this Debenture that would otherwise be converted into such fractional shares. Upon conversion of this Debenture pursuant to Subsection (a)(i) or (b)(i) of this Section 2, Lender shall surrender this Debenture, duly endorsed, at the principal offices of the Borrower or any transfer agent of the Borrower. At its expense, the Borrower will, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates for the number of shares of common stock to which Lender is entitled upon such conversion, together with such other securities and property to which Lender is entitled upon such conversion under the terms of this Debenture, including a check payable to Lender for any cash amounts payable as described herein. Upon conversion of this Debenture, the Borrower will be forever released from all of its obligations and liabilities under this Debenture, including without limitation the obligation to pay the principal and interest due and payable under this Debenture.

            (d) Mechanics of Cash Payment. Upon request for payment of this Debenture pursuant to Subsection (a)(ii) or (b)(ii) of this Section 2, Lender shall surrender this Debenture, duly endorsed, at the principal offices of the Borrower. At its expense, the Borrower will, as soon as practicable thereafter, make a cash payment in lawful money of the United States of the principal and interest due and payable under this Debenture. Upon request for payment and satisfaction thereof, the Borrower shall be forever released from all of its obligations and liabilities under this Debenture, including without limitation any conversion rights otherwise applicable under this Debenture.

            (e) Adjustment for Merger or Reorganization, Etc. In case of any consolidation or merger of the Borrower with or into another corporation, or the conveyance of all or substantially all of the assets of the Borrower to another corporation, or upon a stock split, stock dividend, consolidation or like event, this Debenture shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the same number of shares of Common Stock deliverable upon conversion of this Debenture would have been entitled upon such event; and, in any such case, appropriate adjustment shall be made to the Equity Financing Price or Conversion Price, as is appropriate for the circumstances, to the extent that the provisions set forth herein shall be thereafter applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Equity Financing Price or the Conversion Price pursuant to this Section 2, the Borrower at its expense promptly shall compute such adjustment or readjustment and furnish to the holder of this Debenture a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

            (g) Further Adjustments. In case at any time conditions arise which in the opinion of the Board of Directors or in the opinion of the holders of Debentures representing a majority of shares of Common Stock underlying all such outstanding Debentures, are not adequately covered by the provisions of this
Section 2, or which might materially and adversely affect the rights of the holders of the Debentures in connection with the conversion of the Debentures, then the Board of Directors shall appoint a firm of independent certified public accountants of recognized national or regional standing, who shall give their opinion upon the adjustment, if any, necessary with respect to the Equity Financing Price and the Conversion Price, so as to preserve the conversion rights of the holders of the Debentures. Upon receipt of such opinion, the Board of Directors forthwith shall make the adjustments described therein.

      3.  Piggy-Back Registration Rights.

            (a) In the event that the Borrower shall after the date hereof commence a registration of any of its common stock (a "Registered Offering"), either for its own account or the account of any other holder or holders of equity securities of the Borrower, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being


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registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) an initial public offering of the Borrower, the Borrower will provide Lender with written notice thereof within 30 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Borrower Notice"), and, subject to the other terms and conditions set forth in this Section 3, include in such registration (and any related qualification under blue sky laws or other compliance) and any underwriting involved therein, the Common Stock underlying this Debenture (to the extent this Debenture is converted into Common Stock)(collectively, the "Registrable Securities") as is specified in a written request or requests made by Lender to the Borrower within 10 days after receipt of the Borrower Notice.

            (b) If the Registered Offering of which the Borrower gives notice is for a registered public offering involving an underwriting, the Borrower shall so advise Lender as a part of the Borrower Notice. In such event, Lender's rights to registration pursuant to Section 3(a) shall be conditioned upon Lender's participation in such underwriting, and the inclusion of Lender's Registrable Securities in the underwriting shall be limited to the extent provided herein. Lender shall (together with the Borrower and the other holders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Borrower. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Lender's Registrable Securities to be included in such registration to such number of Lender's Registrable Securities which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Borrower pursuant to such underwriting. In such event, the Borrower shall so advise Lender and the number of shares (other than shares being registered by the Borrower) that may be included in the registration and underwriting shall be allocated among all the holders of the Borrower's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Borrower may round the number of shares allocated to any holder to the nearest 100 shares. If Lender disapproves of the terms of any such underwriting, Lender may elect to withdraw therefrom by written notice to the Borrower and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

            (c) The Borrower shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not Lender has elected to include Lender's Registrable Securities in such registration.

            (d) All registration expenses incurred in connection with registrations pursuant to this Section 3 shall be borne by the Borrower. Unless otherwise stated, all selling expenses relating to Lender's Registrable Securities shall be borne by Lender.

            (e) In the case of each registration, qualification or compliance effected by the Borrower pursuant to this Agreement, the Borrower will keep Lender advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Borrower will furnish to Lender, should Lender choose to participate in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents Lender and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.

            (f) Lender agrees, if any of Lender's Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Borrower, each of its directors and officers, each underwriter, if any, of the Borrower's securities covered by such a registration statement, each Person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged


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omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Borrower, Lenders, such directors, officers, Person, underwriters or control Person for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Borrower by Lender. Notwithstanding the foregoing, Lender's liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities registered by Lender, unless such liability arises out of or is based on willful misconduct by Lender.

            (g) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (h) In the event the terms of this Section 3 conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

            (i) If Lender's Registrable Securities are to be included in any Registered Offering, Lender shall furnish to the Borrower such information as the Borrower may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

            (j) The rights granted pursuant to this Section 3 shall terminate at such time as the Borrower has registered Lender's Registrable Securities in a Registered Offering or other registration or all of the Registrable Securities are salable under Rule 144 within any 90 day period.

      4. Covenants of Borrower. The Borrower covenants and agrees that for so long as this Debenture shall remain outstanding the Borrower:

            (a) will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares that will be sufficient to permit the conversion in full of all outstanding Debentures;

            (b) will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon conversion of the Debentures shall, at the time of delivery of the certificates for such shares, be duly and validly authorized, issued, fully paid and non-assessable;

            (c) will duly and punctually pay, or cause to be paid, the principal and interest on this Debenture on the date(s) on which such principal and interest comes due and payable;

            (d) will preserve and keep in full force and effect its corporate existence and that of each of its subsidiaries;

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            (e) will not declare or pay any cash dividend or other distribution on the Common Stock or make, or directly or indirectly assume, any liability or obligation in connection with any distribution of any sort in respect to its Common Stock; and

            (f) will not sell, lease, convey or transfer its properties or assets as an entirety, or substantially as an entirety, to any person other than in the ordinary course of business, or merge or consolidate with any other business or person without the consent of a majority in interest of the holders of the series of Debentures of which this Debenture is a part, which consent shall not be unreasonably withheld.

{signatures on the next page}




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                                    SONUS COMMUNICATION HOLDINGS, INC.



                                     By:/s/ John K. Friedman
                                        John K. Friedman, President

      For value received, Empire One Telecommunications, Inc. ("EOT") guarantees to the Lender hereunder the punctual payment of the principal and interest due and payable under this Debenture at the time and in the manner specified in this Debenture and according to the terms and conditions specified herein; provided, however, that EOT does not and cannot guarantee any request for conversion of the principal and interest hereunder into the Common Stock of the Borrower.

      IN WITNESS HEREOF, EOT has caused its corporate name to be attached hereto by its president, and attested to by its secretary.

ATTEST                              EMPIRE ONE TELECOMMUNICATIONS, INC.


By:                                 By:
    -----------------------------      ---------------------------------------
      Secretary                           President

AGREED TO AND ACCEPTED BY LENDER:


------------------------------
Name:






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